1 Adjusted EBITDA is a non-GAAP financial measure and is defined in the Non-GAAP Financial Measures section of this press release. For a reconciliation of
Adjusted EBITDA to U.S. GAAP (as defined below) net income, see the schedule titled “Reconciliation of Non-GAAP Financial Measures.”
2 Housing starts is based on the trailing twelve months for the periods ended June 30, 2026 and 2025 as reported by the United States Census Bureau.

Exhibit 99.1
Press Release

Simpson Manufacturing Co., Inc.
Announces 2026 Second Quarter Financial Results and Updates 2026 Guidance
2026 Second Quarter Highlights

●	Net sales of $671.1 million increased 6.3% year-over-year
●	Income from operations of $169.1 million increased 20.6% year-over-year
●	Net income per diluted share of $3.09 increased 25.1% year-over-year
●	Repurchased $48.7 million of common stock during the quarter
●	Increased 2026 share repurchase authorization by $50.0 million
●	Declared a $0.30 per share dividend
Pleasanton, CA - July 27, 2026: Simpson Manufacturing Co., Inc. (the “Company”) (NYSE: SSD), an industry leader in engineered structural connectors and building solutions, today announced its financial results for the second quarter of 2026.
All comparisons below (which are generally indicated by words such as “increased,” “decreased,” “remained,” or “compared to”), unless otherwise noted, are comparing the quarter ended June 30, 2026 with the quarter ended June 30, 2025. In the first quarter of 2026, the Company reclassified certain software amortization costs related to the Company's component manufacturing efforts from general and administrative expense to cost of sales. Additionally, for the year ended December 31,
2025, the Company reclassified certain quality assurance costs from general and administrative expense to cost of sales. The financial results for the three and six months ended June 30, 2025 have been recast for comparison purposes and to conform to the current period classification, with $1.5 million and $3.0 million of costs being reclassified from general and administrative expense to cost of sales. The reclassification did not have any impact on the total income from operations.
Consolidated 2026 Second Quarter Highlights

	Three Months Ended		Year-Over-	Six Months Ended		Year-Over-
	June 30,		Year	June 30,		Year
	2026	2025	Change	2026	2025	Change
	(In thousands, except per share data and percentages)
Net sales	$671,076	$631,055	6.3%	$1,259,040	$1,169,950	7.6%
Gross profit	318,193	292,891	8.6%	584,084	543,457	7.5%
Gross profit margin	47.4%	46.4%		46.4%	46.5%
Total operating expenses	154,420	152,839	1.0%	305,076	301,034	1.3%
Income from operations	169,130	140,244	20.6%	283,747	242,563	17.0%
Operating income margin	25.2%	22.2%		22.5%	20.7%
Net income	$127,042	$103,541	22.7%	$215,258	$181,425	18.6%
Net income per diluted common share	$3.09	$2.47	25.1%	$5.22	$4.33	20.6%
Adjusted EBITDA[1]	$196,083	$159,893	22.6%	$335,444	$282,067	18.9%

	Trailing Twelve Months Ended		Year-Over-
	June 30,		Year
	2026	2025	Change
	(In thousands, except percentages)
Total U.S. Housing starts[2]	1,359	1,368	(0.6)%

Management Commentary
“Our second quarter results reflect solid execution across our operations, with net sales increasing 6.3% year‑over‑year to
$671.1 million, driven by growth in both North America and Europe,” said Mike Olosky, President and Chief Executive Officer of Simpson Manufacturing Co., Inc. “North America sales growth of 6.0% year-over-year was driven primarily by our 2025 pricing actions in response to tariffs and multiyear cost increases, partially offset by lower volumes tied to a softer market. In
Europe, net sales rose 7.6% year‑over‑year, leading to a record quarter for operating income margin of 13.7%. Consolidated profitability strengthened in the quarter, with gross margin expanding 100 basis points to 47.4% and operating margin improving 300 basis points to 25.2%, including a 100 basis point benefit from a $5.5 million eminent domain settlement and the benefit of our 2025 strategic cost savings initiatives. These results underscore the resilience of our business model, the dedication of our employees, and the value customers place on our innovative solutions and trusted partnerships.”
Mr. Olosky continued, “As we celebrate our 70th anniversary, we remain focused on deepening our position as the partner of choice for our customers, driving innovation in the markets we serve, and strengthening our values-based culture—all while continuing to deliver solid financial results. Our financial ambitions remain driving above market volume growth relative to
United States housing starts, maintaining an operating income margin at or above 20%, and consistently driving EPS growth ahead of net sales growth.”
North America Segment 2026 Second Quarter Financial Highlights
•Net sales of $522.3 million increased 6.0% from $492.7 million primarily due to price increases that took effect in
June 2025 and October 2025, partly offset by a slight decrease in unit sales volumes.
•Gross margin increased to 50.2% from 49.5% due to lower material costs as a percentage of net sales and cost savings initiatives.
•Income from operations of $158.0 million increased 15.8% from $136.5 million, primarily due to the increases in net sales as well as lower operating expense including lower personnel costs, and software licensing fees as well as a reduction in travel and entertainment costs.
Europe Segment 2026 Second Quarter Financial Highlights
•Net sales of $143.5 million increased 7.6% from $133.4 million due to both increased unit sales volumes and price increases as well as the positive effect of approximately $3.7 million in foreign currency translation.
•Gross margin increased to 38.2% from 36.2%, primarily driven by lower material costs, factory and tooling costs, and labor costs as a percentage of net sales.
•Income from operations of $19.7 million increased 25.7% from $15.7 million primarily due to higher gross profits. Operating expenses were negatively affected by approximately $0.7 million in foreign currency translation.
Refer to the “Segment and Product Group Information” table below for additional segment information (including information about the Company’s Asia/Pacific and Administrative and All Other segments).
Corporate Developments
•For the quarter ended June 30, 2026, the Company repurchased 259,846 shares of common stock in the open market at an average price of $187.47 per share, for a total of $48.7 million. As of June 30, 2026, approximately
$51.3 million remained available for share repurchases through December 31, 2026, under the Company's previously announced $150.0 million share repurchase authorization.
•On July 23, 2026, the Company’s Board of Directors (the "Board") increased the 2026 share repurchase authorization from $150.0 million to $200.0 million.
•On July 23, 2026, the Board declared a quarterly cash dividend of $0.30 per share, estimated to be $ $12.2 million in aggregate. The dividend will be payable on October 22, 2026, to the Company's stockholders of record on
October 1, 2026.
Balance Sheet & 2026 Second Quarter Cash Flow Highlights
•As of June 30, 2026, cash and cash equivalents totaled $450.5 million with total debt outstanding of $336.7 million under the Company's $900 million credit facility.

•Cash flow provided by operating activities of $215.0 million increased by $89.8 million from $125.2 million, primarily due to increased net income and changes in working capital.
•Cash flow used in investing activities of $8.6 million decreased by $31.9 million from $40.5 million primarily due to decreased capital expenditures.
Business Outlook
The Company is updating its prior 2026 financial outlook to reflect actual results of the second quarter as well as its expectations regarding demand trends, cost of sales, and operating expenses. Based on business trends and conditions as of today, July 27, 2026, the Company's outlook for the full fiscal year ending December 31, 2026, is as follows:
•Consolidated operating margin is estimated to be in the range of 19.7% to 20.5%. The operating margin range includes a projected gain of $10.0 million to $12.0 million on the sale of vacant land.
•The effective tax rate is estimated to be in the range of 25.0% to 26.0%, including both federal and state income tax rates as well as international income tax rates, and assuming no tax law changes are enacted.
•Capital expenditures are estimated to be in the range of $80.0 million to $90.0 million.

Conference Call Details
Investors, analysts and other interested parties are invited to join the Company’s 2026 second quarter financial results conference call on Monday, July 27, 2026, at 5:00 pm Eastern Time (2:00 pm Pacific Time). To participate, callers may dial
(877) 407-0792 (U.S. and Canada) or (201) 689-8263 (International) approximately 10 minutes prior to the start time. The call will be webcast simultaneously and can be accessed through https://viavid.webcasts.com/starthere.jsp?
ei=1767895&tp_key=037ff0a3e6 or a link on the Investor Relations section of the Company’s website at https://
ir.simpsonmfg.com/events-and-presentations. For those unable to participate during the live broadcast, a replay of the call will also be available beginning that same day at 8:00 p.m. Eastern Time until 11:59 p.m. Eastern Time on Monday, August 10,
2026 by dialing (844) 512–2921 (U.S. and Canada) or (412) 317–6671 (International) and entering the conference ID:
13761265. The webcast will remain posted on the Investor Relations section of the Company's website for 90 days.
A copy of this earnings release will be available prior to the call, accessible through the Investor Relations section of the
Company's website at ir.simpsonmfg.com.

About Simpson Manufacturing Co., Inc.
Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie
Company Inc., designs, engineers and is a leading manufacturer of wood construction products, including connectors, truss plates, fastening systems, fasteners and shearwalls, and concrete construction products, including adhesives, specialty chemicals, mechanical anchors, powder actuated tools and reinforcing carbon and glass fiber materials. The Company primarily supplies its building product solutions to both the residential and commercial markets in North America and Europe. The
Company's common stock trades on the New York Stock Exchange under the symbol “SSD”.
Copies of Simpson Manufacturing's Annual Report to Stockholders and its proxy statements and other Securities and Exchange
Commission (“SEC”) filings, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports
on Form 8-K, are made available free of charge on the SEC’s website and at the Company's website on the same day they are filed with the SEC. To view these filings, visit the SEC’s website at www.sec.gov or the Financials section of the Company's website at ir.simpsonmfg.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as
amended. Forward-looking statements generally can be identified by words such as “anticipate,” “believe,” “estimate,”
“expect,” “intend,” “plan,” “outlook,” “target,” “continue,” “predict,” “project,” “change,” “result,” “future,” “will,” “could,”
“can,” “may,” “likely,” “potentially,” or similar expressions. Forward-looking statements are all statements other than those of historical fact and include, but are not limited to, statements about future financial and operating results, our plans, objectives, business outlook, priorities, expectations and intentions, expectations for sales and market growth, comparable sales, earnings and performance, stockholder value, effective tax rates, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, our strategic initiatives, including the impact of these initiatives on our strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing. Forward looking statements in this press release include, but are not limited to, statements regarding: anticipated consolidated operating margin for 2026; expected gain on the sale of vacant land; estimated effective tax rate for 2026; and
projected capital expenditures for 2026.
Forward-looking statements are subject to inherent uncertainties, risks and other factors that are difficult to predict and could cause our actual results to vary in material respects from what we have expressed or implied by these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those expressed in or implied by our forward-looking statements include the cyclicality and impact of general economic conditions;
the effect of tariffs and international trade policies on our business operations; the effects of inflation and labor and supply shortages on our operations and the operations of our customers, suppliers and business partners; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; the impact of foreign currency fluctuations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; and those other risks discussed in the “Risk Factors” and “Management's Discussion and Analysis of
Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K, subsequent
Quarterly Reports on Form 10-Q and other reports we file with the SEC.
We caution that you should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Readers are urged to carefully review and consider the various disclosures made in our reports filed with the SEC that advise of the risks and factors that may affect our business, results of operations and financial condition.
Non-GAAP Financial Measures
This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting
Principles in the United States (“GAAP”). Since not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the performance measures derived in accordance with GAAP. The Company uses Adjusted EBITDA as an additional financial measure in evaluating the ongoing operating performance of its business. The
Company believes Adjusted EBITDA allows it to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. Adjusted EBITDA should not be considered in isolation or as a substitute for
GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. See the
Reconciliation of Non-GAAP Financial Measures below.
The Company defines Adjusted EBITDA as net income (loss), adjusted to exclude provision for income taxes, depreciation and amortization, acquisition integration and restructuring costs, non-qualified compensation adjustments, lease termination costs, severance costs, net loss or gain on disposal of assets, interest income or expense and other financing costs, and foreign exchange and other expense (income).

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$671,076	$631,055	$1,259,040	$1,169,950
Cost of sales	352,883	338,164	674,956	626,493
Gross profit	318,193	292,891	584,084	543,457
Research and development and engineering expense	18,000	20,767	36,631	40,606
Selling expense	52,848	56,443	107,311	110,607
General and administrative expense	83,572	75,629	161,134	149,821
Total operating expense	154,420	152,839	305,076	301,034
Acquisition and integration related costs	186	13	751	140
Net gain on disposal of assets	(5,543)	(205)	(5,490)	(280)
Income from operations	169,130	140,244	283,747	242,563
Interest income and other finance costs, net	4,196	895	8,629	1,998
Other & foreign exchange loss, net	(2,435)	(1,684)	(5,187)	(626)
Income before taxes	170,891	139,455	287,189	243,935
Provision for income taxes	43,849	35,914	71,931	62,510
Net income	$127,042	$103,541	$215,258	$181,425
Earnings per common share:
Basic	$3.10	$2.48	$5.24	$4.34
Diluted	$3.09	$2.47	$5.22	$4.33
Weighted average shares outstanding:
Basic	40,964	41,705	41,095	41,775
Diluted	41,071	41,838	41,221	41,926
Cash dividends declared per common share	$0.30	$0.29	$0.59	$0.57
Other data:
Depreciation and amortization	$25,437	$20,995	$50,948	$40,517
Pre-tax equity-based compensation expense	$8,403	$6,367	$14,942	$12,905

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Condensed Consolidated Balance Sheets
(In thousands)

	June 30,		December 31,
	2026	2025	2025
Cash and cash equivalents	$450,526	$190,400	$384,138
Trade accounts receivable, net	438,050	415,926	302,688
Inventories	513,518	586,623	594,192
Other current assets	67,320	65,169	71,485
Total current assets	1,469,414	1,258,118	1,352,503
Property, plant and equipment, net	614,989	597,536	627,854
Operating lease right-of-use assets	109,521	100,649	115,060
Goodwill	546,729	560,633	558,521
Intangible assets, net	365,965	399,361	387,729
Other noncurrent assets	33,233	48,106	31,959
Total assets	$3,139,851	$2,964,403	$3,073,626

Trade accounts payable	$114,384	$95,560	$91,467
Long-term debt, current portion	15,000	22,500	15,000
Accrued liabilities and other current liabilities	317,579	254,800	275,328
Total current liabilities	446,963	372,860	381,795
Operating lease liabilities, net of current portion	90,372	83,001	96,819
Long-term debt, net of current portion and issuance costs	318,389	351,994	355,509
Deferred income tax	108,341	96,711	99,792
Other long-term liabilities	49,188	120,060	104,234
Non-qualified deferred compensation plan awards	8,840	9,737	5,715
Stockholders’ equity	2,117,758	1,930,040	2,029,762
Total liabilities, mezzanine equity, and stockholders’ equity	$3,139,851	$2,964,403	$3,073,626

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Segment and Product Group Information
(In thousands)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2026	2025	change*	2026	2025	change*
Net Sales by Reporting Segment
North America	$522,290	$492,687	6.0%	$984,215	$913,386	7.8%
Percentage of total net sales	77.8%	78.1%		78.2%	78.1%
Europe	143,491	133,398	7.6%	264,538	247,258	7.0%
Percentage of total net sales	21.4%	21.1%		21.0%	21.1%
Asia/Pacific	5,295	4,970	6.5%	10,287	9,306	10.5%
	$671,076	$631,055	6.3%	$1,259,040	$1,169,950	7.6%
Net Sales by Product Group**
Wood Construction	$568,314	$535,561	6.1%	$1,065,978	$995,844	7.0%
Percentage of total net sales	84.7%	84.9%		84.7%	85.1%
Concrete Construction	101,411	94,402	7.4%	190,538	172,087	10.7%
Percentage of total net sales	15.1%	15.0%		15.1%	14.7%
Other	1,351	1,092	N/M	2,524	2,019	N/M
	$671,076	$631,055	6.3%	$1,259,040	$1,169,950	7.6%
Gross Profit (Loss) by Reporting Segment
North America	$262,137	$243,885	7.5%	$482,870	$453,313	6.5%
North America gross margin	50.2%	49.5%		49.1%	49.6%
Europe	54,777	48,275	13.5%	98,723	88,297	11.8%
Europe gross margin	38.2%	36.2%		37.3%	35.7%
Asia/Pacific	1,851	1,537	N/M	3,647	3,260	N/M
Administrative and all other	(572)	(806)	N/M	(1,156)	(1,413)	N/M
	$318,193	$292,891	8.6%	$584,084	$543,457	7.5%
Income (Loss) from Operations
North America	$157,987	$136,489	15.8%	$276,297	$241,337	14.5%
North America operating margin	30.2%	27.7%		28.1%	26.4%
Europe	19,695	15,669	25.7%	26,786	24,978	7.2%
Europe operating margin	13.7%	11.7%		10.1%	10.1%
Asia/Pacific	(53)	(86)	N/M	190	273	N/M
Administrative and all other	(8,499)	(11,828)	N/M	(19,526)	(24,025)	N/M
	$169,130	$140,244	20.6%	$283,747	$242,563	17.0%

*	Unfavorable percentage changes are presented in parentheses, if any.
**	The Company manages its business by geographic segment but presents sales by product group as additional information.
N/M	Statistic is not material or not meaningful.

Simpson Manufacturing Co., Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands) (Unaudited)
A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Income	$127,042	$103,541	$215,258	$181,425
Provision for income taxes	43,849	35,914	71,931	62,510
Interest income, net and other financing costs	(4,196)	(895)	(8,629)	(1,998)
Depreciation and amortization	25,437	20,995	50,948	40,517
Other*	3,951	338	5,936	(387)
Adjusted EBITDA**	$196,083	$159,893	$335,444	$282,067
.
*Includes acquisition integration and restructuring related expenses, non-qualified deferred compensation adjustments, severance costs, other & foreign exchange loss net, and net loss or gain on disposal of assets.
**Includes certain reclassifications in the three and six months ended June 30, 2025, to conform to the current period presentation.
CONTACT:
Addo Investor Relations
investor.relations@strongtie.com
(310) 829-5400